Exhibit 10.1

Dated 11 August 2023
    Royal Caribbean Cruises Ltd.    (1)
    (the Borrower)

    KfW IPEX-Bank GmbH    (2)
    (the Facility Agent)
    KfW IPEX-Bank GmbH    (3)
    (the Hermes Agent)
    KfW IPEX-Bank GmbH    (4)
    (the Mandated Lead Arranger)
    The banks and financial institutions listed in Schedule 1    (5)
    (the Lenders)

Amendment No. 5 in connection with the Credit Agreement in respect of "ICON 3" – Hull 1402

Contents
Clause    Page

THIS AMENDMENT NO. 5 (this Amendment) is dated 11 August 2023 and made BETWEEN:
(1)    Royal Caribbean Cruises Ltd. (a corporation organised and existing under the laws of the Republic of Liberia) (the Borrower);
(2)    KfW IPEX-Bank GmbH as facility agent (the Facility Agent);
(3)    KfW IPEX-Bank GmbH as Hermes agent (the Hermes Agent);
(4)    KfW IPEX-Bank GmbH as initial mandated lead arranger and sole bookrunner (the Mandated Lead Arranger); and
(5)    The banks and financial institutions listed in Schedule 1 as lenders and residual risk guarantors (the Lenders).
WHEREAS:
(A)    The Borrower, the Facility Agent, the Hermes Agent, the Mandated Lead Arranger and the Lenders are parties to a credit agreement, dated 18 December 2019, as amended by an amendment letter dated 11 May 2019, as further amended by a financial covenant waiver extension consent letter dated 31 July 2020 as further amended and restated on 15 February 2021 and as further amended on 22 December 2021 (together, the Existing Credit Agreement), in respect of the vessel bearing Builder’s ICON 3 hull number 1402 (the Vessel) whereby it was agreed that the Lenders would make available to the Borrower, upon the terms and conditions therein, a US dollar loan facility calculated on the amount equal to the sum of (a) up to eighty per cent (80%) of the Contract Price (as defined in the Existing Credit Agreement) of the Vessel but which Contract Price will not exceed EUR1,715,000,000 (b) 100% of the Finnvera Premium and, if applicable, the Finnvera Balancing Premium (in each case as defined therein) and (c) 100% of the Hermes Fee (as defined therein).
(B)    In connection with the anticipated cessation of the six month LIBO Rate on or around 30 June 2023, the Parties have agreed that the Existing Credit Agreement shall be amended on the basis set out in this Amendment to change with effect from the Rate Switch Date (as defined below), the basis upon which the Floating Rate shall be calculated for the purposes of the Amended Credit Agreement (as defined below).
(C)    In connection with the arrangements referred to in Recital (B) above, the Parties wish to amend the Existing Credit Agreement on the basis set out in this Amendment.
NOW IT IS AGREED as follows:
1    Interpretation and definitions
1.1    Definitions in the Existing Credit Agreement
(a)    Unless the context otherwise requires or unless otherwise defined in this Amendment, words and expressions defined in the Existing Credit Agreement shall have the same meanings when used in this Amendment (including the Recitals).
(b)    The principles of construction set out in the Existing Credit Agreement shall have effect as if set out in this Amendment.
Amendment No. 5 in respect of Hull 1402

1.2    Definitions
In this Amendment:
Amended Credit Agreement means the Existing Credit Agreement as amended in accordance with this Amendment.
Amendment Effective Date has the meaning set forth in clause 3.
Finance Parties means the Facility Agent, the Hermes Agent, the Mandated Lead Arranger and the Lenders.
Party means each of the parties to this Amendment.
Previous Amendment Agreement means the amendment agreement to the Existing Credit Agreement dated 21 July 2022 entered into between the Borrower and the Finance Parties, pursuant to which the Existing Credit Agreement was amended on the basis set out therein.
Rate Switch Date has the meaning given to it in Schedule 3.
Reference Rate has the meaning given to it in Schedule 3.
1.3    Third party rights
Other than Finnvera in respect of the rights of Finnvera under the Loan Documents, unless expressly provided to the contrary in a Loan Document, no term of this Amendment is enforceable under the Contracts (Rights of Third Parties) Act 1999 by any person who is not a Party.
1.4    Designation
Each of the Parties designates this Amendment as a Loan Document.
2    Amendment of the Existing Credit Agreement
2.1    In consideration of the mutual covenants in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree that, subject to the satisfaction of the conditions precedent set forth in clause 3.1:
(a)    the Existing Credit Agreement shall, with effect on and from the Amendment Effective Date, be (and it is hereby) amended in accordance with the amendments set out in Schedule 3 and (as so amended) will continue to be binding upon each of the Borrower and the Finance Parties in accordance with its terms as so amended; and
(b)    Exhibit A hereto shall replace Exhibit H-2 to the Existing Credit Agreement.
3    Conditions of effectiveness of Amended Credit Agreement
3.1    The Amended Credit Agreement shall become effective in accordance with the terms of this Amendment on the date (the Amendment Effective Date) upon which each of the following conditions has been satisfied to the reasonable satisfaction of the Facility Agent:
(a)    the Facility Agent shall have received from the Borrower:
Amendment No. 5 in respect of Hull 1402

(i)    a certificate of its Secretary or Assistant Secretary as to the incumbency and signatures of those of its officers authorised to act with respect to this Amendment and as to the truth and completeness of the attached resolutions of its Board of Directors then in full force and effect authorising the execution, delivery and performance of this Amendment, and upon which certificate the Lenders may conclusively rely until the Facility Agent shall have received a further certificate of the Secretary or Assistant Secretary of the Borrower cancelling or amending such prior certificate; and
(ii)    a Certificate of Good Standing issued by the relevant Liberian authorities in respect of the Borrower;
(b)    the Facility Agent shall have received from each Guarantor a certificate (substantially in the form set out in Schedule 4), signed by a duly authorised officer of that Guarantor:
(i)    confirming that:
(A)    the relevant Guarantor acknowledges the amendments to the Existing Credit Agreement contained in this Amendment;
(B)    the relevant Guarantee and each other Loan Document to which that Guarantor is a party shall remain and continue in full force and effect notwithstanding the amendment of the Existing Credit Agreement pursuant to this Amendment;
(C)    the relevant Guarantee shall extend to any new obligations assumed by the Borrower under the Amended Credit Agreement; and
(D)    continuing to guarantee the amended obligations of the Borrower does not cause any borrowing, guaranteeing or similar limit binding on the relevant Guarantor to be exceeded; and
(ii)    evidencing the authority of the relevant officer to execute that certificate and to provide the confirmations referred to in paragraph (i) above, together with such confirmation from legal counsel to the Facility Agent as the Lenders may require as to the continued effectiveness of the Guarantees relative to the arrangements contemplated by this Amendment and, if applicable, taking the form of such confirmation as accepted by the Lenders in connection with the Previous Amendment Agreement;
(c)    the Facility Agent shall have received evidence that all invoiced expenses of the Facility Agent, Finnvera and FEC (including the agreed fees and expenses of counsel to the Facility Agent, Finnvera and FEC) required to be paid by the Borrower pursuant to clause 6 below, and all other documented fees and expenses that the Borrower has otherwise agreed in writing to pay to the Facility Agent, have been paid or will be paid promptly upon being demanded;
(d)    the Facility Agent shall have received opinions, addressed to the Facility Agent (and capable of being relied upon by each Lender) from:
Amendment No. 5 in respect of Hull 1402

(i)    Watson Farley & Williams LLP, counsel to the Borrower, as to matters of Liberian law (and being issued in substantially the same form as the corresponding Liberian legal opinion issued in respect of the Previous Amendment Agreement);
(ii)    Stephenson Harwood LLP, counsel to the Facility Agent as to matters of English law (and being issued in substantially the same form as the corresponding English legal opinion issued in respect of the Previous Amendment Agreement); and
(iii)    Asianajotoimisto DLA Piper Finland Oy, counsel to the Facility Agent as to matters of Finnish law;
(e)    the Facility Agent shall have received a final approval from each of Hermes and Finnvera in respect of the arrangements contemplated by this Amendment in a form and substance satisfactory to the Lenders;
(f)    the representations and warranties set out in clause 4 are true and correct in all material respects (except for such representations and warranties that are qualified by materiality or non-existence of a Material Adverse Effect (which shall be accurate in all respects)) as of the Amendment Effective Date;
(g)    no Event of Default or Prepayment Event shall have occurred and be continuing or would result from the amendment of the Existing Credit Agreement pursuant to this Amendment;
(h)    the Borrower shall, as required pursuant to clause 5, have provided a letter to the Facility Agent which confirms that RCL Cruises Ltd. has accepted its appointment as process agent in respect of this Amendment; and
(i)    the Facility Agent shall have received an executed copy of the amendment agreement relevant to this Amendment to the Finnvera Guarantee, entered into between Finnvera, the Guarantee Holder and FEC.
3.2    The Facility Agent shall notify the Lenders and the Borrower of the Amendment Effective Date by way of a confirmation in the form set out in Schedule 2 and such confirmation shall be conclusive and binding.
4    Representations, Warranties and Undertakings
(a)    Each of the representations and warranties in:
(i)    Article VI of the Amended Credit Agreement (excluding Section 6.10 of the Amended Credit Agreement); and
(ii)    clause 4(b) of Amendment Number Two,
are deemed to be made by the Borrower on the date of this Amendment and the Amendment Effective Date, in each case as if reference to the Loan Documents in each such representation and warranty was a reference to this Amendment, each officer certificate referred to in clause 3.1(b), and as if the Amended Credit Agreement was effective at the time of each such repetition.
Amendment No. 5 in respect of Hull 1402

5    Incorporation of Terms
The provisions of Section 11.2 (Notices), Section 11.6 (Severability) and Subsections 11.18.2 (Jurisdiction), 11.18.3 (Alternative Jurisdiction) and 11.18.4 (Service of Process) of the Existing Credit Agreement shall be incorporated into this Amendment as if set out in full in this Amendment and as if references in those sections to “this Agreement” were references to this Amendment and references to each Party are references to each Party to this Amendment.
6    Fees, Costs and Expenses
6.1    Save as may otherwise be agreed in writing between the Borrower and each relevant payee, the Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of:
(a)    the Facility Agent, Finnvera and FEC in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the documents to be delivered hereunder or thereunder; and
(b)    the Facility Agent, FEC, Finnvera and any Lender in connection with the preparation, execution, delivery and administration, modification and amendment to any Option A Refinancing Agreement and any security or other documents executed or to be executed and delivered as a consequence of the parties entering into this Amendment and any other documents to be delivered under this Amendment,
(including the reasonable and documented fees and expenses of counsel for the Facility Agent, FEC and Finnvera with respect hereto and thereto as agreed with the Facility Agent, FEC and Finnvera) in accordance with the terms of Section 11.3 (Payment of Costs and Expenses) of the Existing Credit Agreement and as if references in that section to the Facility Agent are references to the Facility Agent, FEC and Finnvera.
7    Counterparts
This Amendment may be executed in any number of counterparts and by the different Parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument. The Parties acknowledge and agree that they may execute this Amendment and any variation or amendment to the same, by electronic instrument. The Parties agree that the electronic signatures appearing on the document shall have the same effect as handwritten signatures and the use of an electronic signature on this Amendment shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this Amendment, and evidencing the Parties’ intention to be bound by the terms and conditions contained herein. For the purposes of using an electronic signature, the Parties authorise each other to conduct the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.
8    Governing Law
This Amendment, and all non-contractual obligations arising in connection with it, shall be governed by and construed in accordance with English law.
Amendment No. 5 in respect of Hull 1402

The Parties have executed this Amendment the day and year first before written.
Amendment No. 5 in respect of Hull 1402

Schedule 1
Finance Parties
Facility Agent
KfW IPEX-Bank GmbH
Hermes Agent
KfW IPEX-Bank GmbH
Mandated Lead Arranger
KfW IPEX-Bank GmbH
Lenders
Finnish Export Credit Ltd
KfW IPEX - Bank GmbH

Amendment No. 5 in respect of Hull 1402

Schedule 2
Form of Amendment Effective Date confirmation – Hull 1402

To:    Royal Caribbean Cruises Ltd.
"ICON 3" (Hull 1402)
We, KfW IPEX-Bank GmbH, refer to amendment no. 5 dated [] 2023 (the Amendment) relating to a credit agreement dated as of 18 December 2019 (as previously amended, supplemented and/or restated from time to time) (the Credit Agreement) made between (among others) the above named Royal Caribbean Cruises Ltd. as the Borrower, the financial institutions listed in it as the Lenders and ourselves as the Hermes Agent and the Facility Agent in respect of a loan to the Borrower from the Lenders of up to the US Dollar Maximum Loan Amount (as defined in the Credit Agreement).
We hereby confirm that all conditions precedent referred to in clause 3.1 of the Amendment have been satisfied. In accordance with clause 3 of the Amendment, the Amendment Effective Date is the date of this confirmation and the amendment of the Credit Agreement in accordance with the Amendment is now effective.
Dated:                    2023

Signed: ___________________________
For and on behalf of
KfW IPEX-Bank GmbH
(as Facility Agent)

Amendment No. 5 in respect of Hull 1402

Schedule 3
Amendments to the Existing Credit Agreement

Amendments to the Existing Credit Agreement
With effect on and following the Rate Switch Date:
(a)    the following provisions of this Schedule shall apply in respect of the determination of the Floating Rate or as applicable, the FEC Tranche A Floating Rate, for the purposes of the Floating Rate Loan (and any relevant part of it);
(b)    the LIBO Rate and the Screen Rate (and all references to such terms in the Existing Credit Agreement) shall be replaced by the Reference Rate or, if applicable, the Compounded Reference Rate and, as a result, all provisions relating to the Reference Banks and any Reference Bank quotations in the Existing Credit Agreement shall be disregarded; and
(c)    the Floating Rate (other than in respect of the FEC Tranche A Floating Rate) shall be the aggregate of the relevant Reference Rate, the Credit Adjustment Spread and the applicable Floating Rate Margin and the FEC Tranche A Floating Rate shall be the aggregate of the relevant Reference Rate, the Credit Adjustment Spread and the applicable FEC Tranche A Floating Rate Margin or, in each case, if applicable, as otherwise determined pursuant to clause 4, and the provisions of the Existing Credit Agreement shall be amended and construed accordingly.
1    Definitions and interpretation
1.1    Words and expressions defined in the Existing Credit Agreement shall have the same meanings when used in this Schedule and, in addition:
Business Day has the meaning given to it in the Existing Credit Agreement and in relation to:
(a)    the fixing of a Floating Rate, or as applicable, the FEC Tranche A Floating Rate for Dollars;
(b)    any date for payment or purchase of an amount relating to the Compounded Reference Rate (if applicable); or
(c)    the determination of the first day or the last day of an Interest Period for the Compounded Reference Rate (if applicable) or otherwise in relation to the determination of the length of such Interest Period, which is a US Government Securities Business Day.
Compounded Reference Rate means, in relation to any US Government Securities Business Day during the Interest Period of the Floating Rate Loan (or the relevant part of it), the percentage rate per annum which is the aggregate of:
(a)    the Daily Non-Cumulative Compounded RFR Rate for that US Government Securities Business Day; and
(b)    the Credit Adjustment Spread.
Compounded Reference Rate Interest Payment means the aggregate amount of interest that is, or is scheduled to become, payable under any Loan Document at the Compounded Reference Rate.
Compounded Reference Rate Supplement means a document which:
Amendment No. 5 in respect of Hull 1402

(a)    is agreed in writing by the Borrower and the Facility Agent (acting on the instructions of the Majority Lenders);
(b)    specifies the relevant terms which are expressed in the Amended Credit Agreement to be determined by reference to Compounded Reference Rate Terms; and
(c)    has been made available by the Facility Agent to the Borrower and each Lender.
Compounded Reference Rate Terms means the terms set out in Annex A or in any Compounded Reference Rate Supplement.
Compounding Methodology Supplement means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:
(a)    is agreed in writing by the Borrower and the Facility Agent (acting on the instructions of the Majority Lenders);
(b)    specifies a calculation methodology for that rate; and
(c)    has been made available by the Facility Agent to the Borrower and each Lender.
Credit Adjustment Spread means, in the case of the Floating Rate Loan, 0.42826% per annum.
Cumulative Compounded RFR Rate means, in relation to an Interest Period for a Floating Rate Loan (or any part of it) accruing interest at the Compounded Reference Rate, the percentage rate per annum determined by the Facility Agent in accordance with the methodology set out in Annex C or in any relevant Compounding Methodology Supplement.
Daily Non-Cumulative Compounded RFR Rate means, in relation to any US Government Securities Business Day during an Interest Period for the Floating Rate Loan (or any part of it), the percentage rate per annum determined by the Facility Agent in accordance with the methodology set out in Annex B or in any relevant Compounding Methodology Supplement.
Daily Rate means the rate specified as such in the Compounded Reference Rate Terms.
Funding Rate means any individual rate notified by a Lender to the Facility Agent pursuant to clause 6.
Historic Term SOFR means, in relation to the Floating Rate Loan (or the relevant part of it), the most recent applicable Term SOFR for a period equal in length to the Interest Period of the Floating Rate Loan (or the relevant part of it) and which is as of a day which is no more than 5 US Government Securities Business Days before the Quotation Day.
Interpolated Historic Term SOFR means, in relation to the Floating Rate Loan (or any part of it), the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:
(a)    either:
(i)    the most recent applicable Term SOFR (as of a day which is not more than 5 US Government Securities Business Days before the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Interest Period of the Floating Rate Loan (or the relevant part of it); or
(ii)    if no such Term SOFR is available for a period which is less than the Interest Period of the Floating Rate Loan (or the relevant part of it), the most recent SOFR for a day which is no more than 5 US Government Securities Business Days (and no less than 2 US Government Securities Business Days) before the Quotation Day; and
(b)    the most recent applicable Term SOFR (as of a day which is not more than 3 US Government Securities Business Days before the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of the Floating Rate Loan (or the relevant part of it).
Interpolated Term SOFR means, in relation to the Floating Rate Loan (or any part of it), the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:
(a)    either
(i)    the applicable Term SOFR (as of the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Interest Period of the Floating Rate Loan (or the relevant part of it); or
(ii)    if no such Term SOFR is available for a period which is less than the Interest Period of the Floating Rate Loan (or the relevant part of it), SOFR for a day which is 3 US Government Securities Business Days before the Quotation Day; and
(b)    the applicable Term SOFR (on the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of the Floating Rate Loan (or the relevant part of it).
Lookback Period means the number of days specified as such in the Compounded Reference Rate Terms.
Market Disruption Rate means:
(a)    in the case of a Floating Rate Loan (or any part of it) accruing interest at the Reference Rate, the percentage rate per annum which is the aggregate of:
(i)    the Reference Rate for the relevant Interest Period; and
(ii)    the Credit Adjustment Spread; and
(b)    in the case of a Floating Rate Loan (or any part of it) accruing interest at the Compounded Reference Rate, the rate specified as such in the Compounded Reference Rate Terms.
Published Rate has the meaning given to it in clause 8.3.
Quotation Day means, in relation to any period for which the Floating Rate, or as applicable, the FEC Tranche A Floating Rate, is to be determined the first day of that period (and being the “Reference Rate Determination Date” for the purposes of the Option A Refinancing Agreements in respect of the Hermes Loan).
Rate Switch Date means "Amendment Effective Date" as defined in the amendment agreement to the Existing Credit Agreement dated 11 August 2023.
Reference Rate means, in relation to the Floating Rate Loan (or any part of it):
(a)    the applicable Term SOFR on the Quotation Day and for a period equal in length to the applicable Interest Period of the Floating Rate Loan (or the relevant part of it); or
(b)    as otherwise determined pursuant to sub-clauses 3.1 to 3.3 (inclusive).
Reference Rate Non-Utilisation Announcement has the meaning given to it in clause 8.3.
Reference Rate Non-Utilisation Event means if, as at the date falling one month after a Reference Rate Non-Utilisation Announcement (or such later date as may be referred to in that Reference Rate Non-Utilisation Announcement), the administrator of the relevant Published Rate has not revoked or rescinded such Reference Rate Non-Utilisation Announcement or otherwise re-confirmed the representativeness of the relevant Published Rate.

Reporting Time means the relevant time (if any) specified as such in the Compounded Reference Rate Terms.
SOFR means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).
Term SOFR means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).
US Government Securities Business Day means any day other than:
(a)    a Saturday or a Sunday; and
(b)    a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.
1.2    a Lender's "cost of funds" in relation to its participation in the Floating Rate Loan or any part of it is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in the Floating Rate Loan or that part of it for a period equal in length to the Interest Period of the Floating Rate Loan or that part of it.
1.3    A reference in this Schedule to a page or screen of an information service displaying a rate shall include:
(a)    any replacement page of that information service which displays that rate; and
(b)    the appropriate page of such other information service which displays that rate from time to time in place of that information service, and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Facility Agent after consultation with the Borrower.
1.4    Any Compounded Reference Rate Supplement overrides anything in:
(a)    Annex A; or
(b)    any earlier Compounded Reference Rate Supplement.
1.5    A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in:
(a)    Annex B or Annex C (as applicable); and
(b)    any earlier Compounding Methodology Supplement.
1.6    Each Compounded Reference Rate Supplement and Compounding Methodology Supplement shall be a Loan Document.
1.7    References to “clause” in this Schedule shall be to clauses of this Schedule and references to “section” shall be to sections of the Amended Credit Agreement.

2    Calculation of interest
Subject to clause 4, the rate of interest on each Floating Rate Loan for each Interest Period (and being the Floating Rate, or as appliable, the FEC Tranche A Floating Rate, for the purposes of the Amended Credit Agreement) is the percentage rate per annum which is the aggregate of:
(a)    the applicable Floating Rate Margin. or in respect of the FEC Tranche A Loan following conversion of the FEC Tranche A Loan to a Floating Rate Loan, the FEC Tranche A Floating Rate Margin;
(b)    the Reference Rate; and
(c)    the Credit Adjustment Spread,
and if, in any such case, the aggregate of the Reference Rate and the Credit Adjustment Spread is less than zero, the Reference Rate will be deemed to be such a rate that the aggregate of the Reference Rate and the Credit Adjustment Spread is zero.
3    Unavailability of Term SOFR
3.1    Interpolated Term SOFR: If no Term SOFR is available for the Interest Period of the Floating Rate Loan or any part of the Floating Rate Loan, the applicable Reference Rate shall, subject to clause 3.5 below, be the Interpolated Term SOFR for a period equal in length to the Interest Period of the Floating Rate Loan or that part of the Floating Rate Loan.
3.2    Historic Term SOFR: If clause 3.1 above applies but it is not possible to calculate the Interpolated Term SOFR, the applicable Reference Rate shall, subject to clause 3.5 below, be the Historic Term SOFR for the Floating Rate Loan or that part of the Floating Rate Loan.
3.3    Interpolated Historic Term SOFR: If clause 3.2 above applies but no Historic Term SOFR is available for the Interest Period of the Floating Rate Loan or any part of the Floating Rate Loan, the applicable Reference Rate shall, subject to clause 3.5 below, be the Interpolated Historic Term SOFR for a period equal in length to the Interest Period of the Floating Rate Loan or that part of the Floating Rate Loan.
3.4    Compounded in Arrears: If clause 3.3 above applies but it is not possible to calculate the Interpolated Historic Term SOFR for the Interest Period of the Floating Rate Loan then the Reference Rate shall not apply for the Floating Rate Loan or that part of the Floating Rate Loan (as applicable) and instead interest shall be determined by reference to the Compounded Reference Rate and the provisions of clause 4 will apply in respect of the Floating Rate Loan or the relevant part of the Floating Rate Loan (as applicable).
3.5    Reference Rate Non-Utilisation Event: In respect of the Hermes Loan, notwithstanding clauses 3.1 to 3.4 above, if, as at the relevant Quotation Day, a Reference Rate Non-Utilisation Event has occurred and is continuing, the Reference Rate shall not apply for the Floating Rate Loan or that part of the Floating Rate Loan (as applicable) and instead interest shall be determined by reference to the Compounded Reference Rate and the provisions of clause 4 will apply in respect of the Floating Rate Loan or the relevant part of the Floating Rate Loan (as applicable).
4    Determination of the Compounded Reference Rate
4.1    Where interest is to be determined by reference to the Compounded Reference Rate then the following provisions shall apply.
4.2    The rate of interest on the Floating Rate Loan (or any part thereof) for any day during an Interest Period is the percentage rate per annum which is the aggregate of:
(a)    the applicable Floating Rate Margin or in respect of the FEC Tranche A Loan following conversion of the FEC Tranche A Loan to a Floating Rate Loan, the FEC Tranche A Floating Rate Margin; and

(b)    the Compounded Reference Rate for that day.
4.3    If any day during an Interest Period for the Floating Rate Loan (or any part thereof) is not a US Government Securities Business Day, the rate of interest on the Floating Rate Loan (or any part of it) for that day will be the rate applicable to the immediately preceding US Government Securities Business Day.
5    Notification of the rates of interest
5.1    Subject to clause 5.2, the Facility Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest relating to the Floating Rate Loan (or any part of it).
5.2    If the Compounded Reference Rate is to apply to the Floating Rate Loan (or any part of it) in accordance with clause 3.4 or 3.5 (Reference Rate Non-Utilisation Event), the Facility Agent shall (promptly upon the Compounded Reference Rate Interest Payment being determinable) notify:
(a)    the Borrower of the amount of the Compounded Reference Rate Interest Payment;
(b)    the relevant Lenders and the Borrower of:
(i)    each applicable rate of interest relating to the determination of that Compounded Reference Rate Interest Payment; and
(ii)    to the extent it is then determinable, the Market Disruption Rate; and
(c)    each Lender of its portion of the amount referred to in (a) above, it being acknowledged and agreed that this clause 5.2 shall not apply to any Compounded Reference Rate Interest Payment determined pursuant to clause 6.
5.3    The Facility Agent shall, if clause 6 applies, promptly notify the Borrower of each Funding Rate relating to the Floating Rate Loan (or any part of it).
5.4    The Facility Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest relating to the Floating Rate Loan to which clause 6 applies.
5.5    This clause 5 shall not require the Facility Agent to make any notification to any party on a day which is not a Business Day.
6    Market disruption
6.1    If:
(a)    the Compounded Reference Rate applies (or, pursuant to clauses 3.4 or 3.5, is to apply) to the Floating Rate Loan for an Interest Period and by reason of circumstances affecting the Lenders’ relevant markets, adequate means do not exist for ascertaining the Floating Rate or as applicable, the FEC Tranche A Floating Rate, by the Reporting Time for that Interest Period; or
(b)    before the Reporting Time (in the case of the Compounded Reference Rate) or, in the case of the Reference Rate, by close of business in London on the Quotation Day, in each case for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders, whose participations in the Floating Rate Loan (or the relevant part of it) exceed 50% of the outstanding aggregate principal amount of the Floating Rate Loan (or the relevant part of it) that the cost to it of funding its participation in the Floating Rate Loan (or the relevant part of it) would be in excess of the Market Disruption Rate, then the Facility Agent shall give notice of such determination (a Determination Notice) to the Borrower and each of the Lenders.

6.2    If:
(a)    the Determination Notice relates to the Reference Rate, the Borrower, the Lenders and the Facility Agent shall then negotiate in good faith in order to agree upon a mutually satisfactory interest rate and interest period (or interest periods) to be substituted for those which would otherwise have applied under the Amended Credit Agreement. If the Borrower, the Lenders and the Facility Agent are unable to agree upon an interest rate (or rates) and interest period (or interest periods) prior to the date occurring thirty (30) Business Days after the giving of such Determination Notice, clause 6.3 shall apply; or
(b)    the Determination Notice relates to the Compounded Reference Rate, there shall be no negotiation period of the type referred to in paragraph (a) above and instead clause 6.3 shall automatically apply.
6.3    If this clause 6.3 applies, the Facility Agent shall (after consultation with the Lenders) set an interest rate and an interest period (or interest periods), in each case to take effect at the end of the Interest Period current at the date of the Determination Notice, which shall be equal to the sum of the applicable Floating Rate Margin (or, as applicable, the FEC Tranche A Floating Rate Margin) and the lower of (a) the weighted average of the corresponding interest rates at or about 11:00 a.m. (London time) two (2) Business Days before the commencement of the relevant Interest Period on Reuters' pages KLIEMMM, GARBIC01 and FINA01 (or such other pages as may replace Reuters' pages KLIEMMM, GARBIC01 or FINA01 on Reuters' service) and (b) the cost to the Lenders of funding the portion of the Floating Rate Loan (or the relevant part of it) held by such Lenders.
6.4    It is acknowledged and agreed that:
(a)    no LIBO Option B Lender shall be entitled to make a notification referred to in clause 6.1(b) in respect of, or to compensation under clause 6.3 for, amounts up to the difference between such LIBO Option B Lender's cost of obtaining matching deposits on the date (falling prior to the Rate Switch Date) such LIBO Option B Lender became a Lender hereunder less the LIBO Rate on such date; and
(b)    on and following the Rate Switch Date, no RFR Option B Lender shall be entitled to make a notification referred to in clause 6.1(b) in respect of, or to compensation under clause 6.3 for, amounts up to the difference between such RFR Option B Lender's cost of obtaining matching deposits on the date (falling on or after the Rate Switch Date) such RFR Option B Lender became a Lender hereunder less the Reference Rate on such date or, if on such date the Floating Rate is determined pursuant to clause 4, the Compounded Reference Rate (but for this purpose excluding the Credit Adjustment Spread) for the Interest Period in which such date occurs.
For the purposes of this clause 6.4:
LIBO Option B Lender means an Option B Lender that is, or becomes, an Option B Lender prior to the Rate Switch Date.
RFR Option B Lender means an Option B Lender that becomes an Option B Lender on or following the Rate Switch Date.
6.5    If, in relation to the Floating Rate Loan (or any part of it):
(a)    a Lender's Funding Rate is less than the relevant Market Disruption Rate; or
(b)    a Lender does not supply a quotation by the Reporting Time or by close of business on the Quotation Day (as applicable) for the relevant Interest Period, the cost to that Lender of funding its participation in that Floating Rate Loan for that Interest Period will be deemed, for the purposes of this clause 6, to be the Market Disruption Rate for that Floating Rate Loan.

6.6    This clause 6 shall replace Section 4.2 of the Amended Credit Agreement in its entirety and all references in the Amended Credit Agreement shall be construed as cross-references to the terms of clause 6.1 of this clause 6.
7    Break costs
It is acknowledged and agreed that Section 4.4.1 of the Amended Credit Agreement shall apply to a Funding Losses Event incurred in relation to the Floating Rate Loan (or any part of it) that is accruing interest at the Reference Rate or the Compounded Reference Rate (as the case may be), provided however that in the case of any such Funding Losses Event, the Floating Rate Indemnity Amount (or, as applicable, the equivalent amount calculated under Section 4.1.1a.) for the purposes of the Amended Credit Agreement shall be:
(a)    in the case of the Floating Rate Loan (or any part of it) accruing interest at the Reference Rate, an amount determined on the basis referred to in Section 4.4.1a. or as applicable, 4.4.1c. of the Amended Credit Agreement; and
(b)    in the case of the Floating Rate Loan (or any part of it) that is accruing interest at the Compounded Reference Rate, any amount specified as “Break Costs” in the Compounded Reference Rate Terms subject to any limitation set out therein.
8    Screen Rate replacement
8.1    It is agreed that Section 11.22 of the Existing Credit Agreement, and any related definitions required solely for the purposes of the said Section 11.22 of the Existing Credit Agreement, shall be deleted and instead, if a Published Rate Replacement Event occurs in relation to any Published Rate, any amendment or waiver which relates to:
(a)    providing for the use of a Replacement Reference Rate in place of that Published Rate; and
(b)
(i)    aligning any provision of any Loan Document to the use of that Replacement Reference Rate;
(ii)    enabling that Replacement Reference Rate to be used for the calculation of interest under the Amended Credit Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of the Amended Credit Agreement);
(iii)    implementing market conventions applicable to that Replacement Reference Rate;
(iv)    providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or
(v)    adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Facility Agent (acting on the instructions of the Majority Lenders) and the Borrower.
8.2    If any Lender fails to respond to a request for an amendment or waiver described in, or for any other vote of Lenders in relation to, clause 8.1 above within 5 Business Days (or such longer time period in relation to any request which the Borrower and the Facility Agent may agree) of that request being made:

(a)    its Commitment or its participation in the Loan shall not be included for the purpose of ascertaining whether any relevant percentage of Commitments or the aggregate of participations in the Loan (as applicable) has been obtained to approve that request; and
(b)    its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.
8.3    In this clause 8:
Published Rate means:
(a)    SOFR; or
(b)    Term SOFR for any Quoted Tenor.
Published Rate Contingency Period means, in relation to:
(a)    Term SOFR (all Quoted Tenors), ten US Government Securities Business Days; and
(b)    SOFR, ten US Government Securities Business Days.
Published Rate Replacement Event means, in relation to a Published Rate:
(a)    the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Lenders and the Borrower, materially changed;
(b)
(i)
(A)    the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or
(B)    information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;
(ii)    the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;
(c)    the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued;
(d)    the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used;
(e)    the supervisor of the administrator of that Published Rate makes a public announcement or publishes information (either such event being a Reference Rate Non-Utilisation Announcement) stating that that Published Rate for that Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor) and such official statement expresses awareness that any such announcement or publication will engage certain contractual triggers that are activated by pre-cessation or cessation announcements or publications; or

(f)    the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:
(i)    the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrower) temporary; or
(ii)    that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than the applicable Published Rate Contingency Period; or
(g)    in the opinion of the Majority Lenders and the Borrower, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under the Amended Credit Agreement.
Quoted Tenor means Term SOFR for periods of six months.
Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.
Replacement Reference Rate means a reference rate which is:
(a)    formally designated, nominated or recommended as the replacement for a Published Rate by:
(i)    the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or
(ii)    any Relevant Nominating Body,
and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under paragraph (ii) above;
(b)    in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor or alternative to a Published Rate; or
(c)    in the opinion of the Majority Lenders and the Borrower, an appropriate successor or alternative to a Published Rate.
9    Rounding convention
The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Loan Document shall be rounded to 2 decimal places.

Annex A
Compounded Reference Rate Terms

CURRENCY:	Dollars.
Cost of funds as a fallback
Cost of funds will not apply as a fallback.
Definitions
Additional Business Days:	A US Government Securities Business Day.
Break Costs:
In respect of the Hermes Loan, Break Costs to be payable to each Lender in an amount equal to that Lender’s duly evidenced anticipated costs and losses arising directly as a result of a prepayment of the Floating Rate Loan (or the relevant part of it) on a day other than the last day of the relevant Interest Period, provided however that the total amount payable in aggregate to the Lenders per Funding Losses Event shall not exceed the aggregate amounts they are due to pay to KfW under clause 7.4 of the relevant Option A Refinancing Agreement.
In respect of the FEC Tranche A Loan, the FEC Tranche B Loan and the Finnvera Balancing Loan, the Break Costs shall be nil.

Business Day Conventions:	(a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)    subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;
(ii)    if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(iii)    if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:
(a)    The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or
(b)    if that target is not a single figure, the arithmetic mean of:

(i)    the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and
(ii)    the lower bound of that target range.

Central Bank Rate Adjustment:
In relation to the Central Bank Rate prevailing at close of business on any US Government Securities Business Day, the 20 per cent trimmed arithmetic mean (calculated by the Facility Agent) of the Central Bank Rate Spreads for the five (5) most immediately preceding US Government Securities Business Days for which the RFR was available.

Central Bank Rate Spreads:
means, in relation to any US Government Securities Business Day, the difference (expressed as a percentage rate per annum) calculated by the Facility Agent of:
(a)    the RFR for that US Government Securities Business Day; and
(b)    the Central Bank Rate prevailing at close of business on that US Government Securities Business Day.

Daily Rate:	The Daily Rate for any US Government Securities Business Day is:
(a) the RFR for that US Government Securities Business Day; or

(b)    if the RFR is Unavailable for that US Government Securities Business Day, the percentage rate per annum which is the aggregate of:
(i)    the Central Bank Rate for that US Government Securities Business Day; and
(ii)    the applicable Central Bank Rate Adjustment; or
(c)    if paragraph (b) above applies but the Central Bank Rate for that US Government Securities Business Day is Unavailable, the percentage rate per annum which is the aggregate of:
(i)    the most recent Central Bank Rate for a day which is no more than 5 US Government Securities Business Day before that US Government Securities Business Day; and
(ii)    the applicable Central Bank Rate Adjustment,
rounded, in either case, to four decimal places and if, in either case, the aggregate of that rate and the Credit Adjustment Spread is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and the Credit Adjustment Spread is zero.

Lookback Period:	Five US Government Securities Business Days.
Market Disruption Rate:	The percentage rate per annum which is the aggregate of: (a) the Cumulative Compounded RFR Rate for the Interest Period of the relevant Floating Rate Loan; and (b) the Credit Adjustment Spread.
Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.
Reporting Day:	The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period.

RFR:
The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

Reporting Time
Deadline for Lenders to report market disruption in accordance with clause 6.1.	Close of business in London on the Reporting Day for the relevant Loan.
Unavailability	Whether a rate is “Unavailable” shall be determined in accordance with the Option A Refinancing Agreements, where applicable, and in all other cases, shall be whether the rate is not available.

Annex B
Daily Non-Cumulative Compounded RFR Rate
The Daily Non-Cumulative Compounded RFR Rate for any US Government Securities Business Day "i" during an Interest Period for a Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Facility Agent, taking into account the capabilities of any software used for that purpose) calculated as set out below:
where:
UCCDRi means the Unannualised Cumulative Compounded Daily Rate for that US Government Securities Business Day "i";
UCCDRi-1 means, in relation to that US Government Securities Business Day "i", the Unannualised Cumulative Compounded Daily Rate for the immediately preceding US Government Securities Business Day (if any) during that Interest Period;
dcc means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;
ni means the number of calendar days from, and including, that US Government Securities Business Day "i" up to, but excluding, the following US Government Securities Business Day; and
the Unannualised Cumulative Compounded Daily Rate for any US Government Securities Business Day (the Cumulated US Government Securities Business Day) during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Facility Agent, taking into account the capabilities of any software used for that purpose):
where:
ACCDR means the Annualised Cumulative Compounded Daily Rate for that Cumulated US Government Securities Business Day;
tni means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the US Government Securities Business Day which immediately follows the last day of the Cumulation Period;
Cumulation Period means the period from, and including, the first US Government Securities Business Day of that Interest Period to, and including, that Cumulated US Government Securities Business Day;
dcc has the meaning given to that term above; and
the Annualised Cumulative Compounded Daily Rate for that Cumulated US Government Securities Business Day is the percentage rate per annum (rounded to five decimal places) calculated as set out below:

where:
d0 means the number of US Government Securities Business Days in the Cumulation Period;
Cumulation Period has the meaning given to that term above;
i means a series of whole numbers from one to d0, each representing the relevant US Government Securities Business Day in chronological order in the Cumulation Period;
DailyRatei-LP means, for any US Government Securities Business Day "i" in the Cumulation Period, the Daily Rate for the US Government Securities Business Day which is the Lookback Period prior to that US Government Securities Business Day "i";
ni means, for any US Government Securities Business Day "i" in the Cumulation Period, the number of calendar days from, and including, that US Government Securities Business Day "i" up to, but excluding, the following US Government Securities Business Day;
dcc has the meaning given to that term above; and
tni has the meaning given to that term above.

Annex C
Compounded RFR Rate
The Cumulative Compounded RFR Rate for any Interest Period for a Floating Rate Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of Annualised Cumulative Compounded Daily Rate in Annex B (Daily Non-Cumulative Compounded RFR Rate)) calculated as set out below:
where:
d0 means the number of US Government Securities Business Days during the Interest Period;
i means a series of whole numbers from one to d0, each representing the relevant US Government Securities Business Day in chronological order during the Interest Period;
DailyRatei-LP means for any US Government Securities Business Day "i" during the Interest Period, the Daily Rate for the US Government Securities Business Day which is the Lookback Period prior to that US Government Securities Business Day "i";
ni means, for any US Government Securities Business Day "i", the number of calendar days from, and including, that US Government Securities Business Day "i" up to, but excluding, the following US Government Securities Business Day;
dcc means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and
d means the number of calendar days during that Interest Period.

Schedule 4
Form of Guarantor Confirmation Certificate
[Insert name of relevant Guarantor here]
GUARANTOR’S CERTIFICATE

_______________, 2023

This Certificate is delivered on behalf of [Insert name of relevant Guarantor here] (the Guarantor), a [company][corporation] incorporated in [●].

[I][We], [insert name of the authorized officers/directors], the undersigned, in [my][our] capacity as [[a] duly authorized officer[s]] [or][director] of the Guarantor and not in any individual capacity, do hereby confirm in relation to the Agreements (each as more particularly defined in Schedule 1 of this Certificate) as follows:

1.    Unless otherwise defined in this Certificate, words and expressions defined in the Agreements shall have the meanings when used in this Certificate.

2.    The Guarantor is a guarantor under each Agreement.

3.    [I][We] hereby acknowledge on behalf of the Guarantor that each Agreement shall be amended pursuant to an amendment agreement (each a Vessel Loan Amendment) in order to record the agreement of the respective parties to an amendment of the floating interest rate terms from a LIBOR-related rate to a term secured overnight financing rate, with certain fall-backs, and switchover terms to a compounded reference rate in certain circumstances, and further to make any other changes to such Agreements and to enter into or amend any other agreements to the extent deemed appropriate by the Borrower.

4.    This Certificate is one of the “certificates” required to be provided pursuant to clause 3.1(b) of each Vessel Loan Amendment and in the context of the requirements of clause 3.1(b) of each Vessel Loan Amendment, [I][we] hereby further acknowledge and confirm on behalf of the Guarantor the following:

a.    the amendments contemplated in the Vessel Loan Amendment for each Agreement and the contents thereof are acknowledged;

b.    the Guarantee given by the Guarantor in each Agreement and each other Loan Document or Finance Document, as the case may be (as defined in each such Agreement) to which the Guarantor is a party shall remain and continue in full force and effect notwithstanding the amendment of each such Agreement pursuant to the Vessel Loan Amendment applicable to it;

c.    the Guarantee given by the Guarantor in each Agreement shall extend to any new obligations assumed by the Borrower under such Agreement as amended by the Vessel Loan Amendment applicable to it; and

Amendment No. 5 in respect of Hull 1402

d.    continuing to guarantee the amended obligations of the Borrower under the Agreements as amended by the Vessel Loan Amendment applicable to it does not cause any borrowing, guaranteeing or similar limit binding on the Guarantor to be exceeded.

5.    [I][we] hereby confirm that:

a.     the copy of the certificate or articles of incorporation, formation or organization or other comparable organizational document of the Guarantor (collectively, the Organizational Documents); and

b.    the by-laws or operating, management or similar agreements of the Guarantor (collectively, the Operating Documents),

in each case, appended to the Secretary’s Certificate dated [[18][21] December 2020][21 April 2021] (the Original Secretary’s Certificate) remain true and correct on the date of this Certificate and have not been amended, modified or revoked and remain in full force and effect.

6.    [I][we] hereby represent and warrant on behalf of the Guarantor that [I][we] have the authority to sign this Certificate as evidenced by Schedule […] of the Original Secretary’s Certificate (the Authorization). The Authorization has not been modified or rescinded and remains in full force and effect.

7.    [The Guarantor does not have its management or control in Liberia nor does it undertake any business activity in Liberia.

8.    Less than a majority of the shareholders of the Guarantor hereto by vote or value are resident in Liberia.]

9.    This Certificate shall be governed by and construed in accordance with New York law.

[Signature Pages Follow]

Amendment No. 5 in respect of Hull 1402

IN WITNESS WHEREOF, I have set my hand hereto this _____ day of , 2023.

            ___________________________
            [insert name]
[state the signatory’s office]

            [___________________________
            [insert name]
[state the signatory’s office]]

Amendment No. 5 in respect of Hull 1402

Schedule 1

Agreements

[for each Guarantor’s Certificate, include only those Facility Agreements [and Novation Agreements] in respect of which such entity is a Guarantor]

FACILITY AGREEMENTS

OASIS CLASS

1.    Harmony of the Seas: Facility agreement dated 15 April 2014 (as amended, supplemented and restated from time to time) entered into between, amongst others, RCCL as borrower, the SocGen Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a US Dollar term loan facility in respect of m.v. “Harmony of the Seas” (ex Hull A.34).

2.    Symphony of the Seas: Facility agreement dated 30 January 2015 (as amended, supplemented and restated from time to time) entered into between, amongst others, RCCL as borrower, Citibank Euro Plc, UK Branch as the Facility Agent (Citi Facility Agent) and the banks and financial institutions listed therein as Lenders in relation to a US term loan facility in respect of the passenger cruise vessel m.v. “Symphony of the Seas” (ex Hull B.34).

3.    Wonder of the Seas: Facility agreement dated 24 July 2017 (as novated, amended and restated pursuant to a novation agreement dated 24 July 2017, as further amended, supplemented and restated from time to time) entered into between, amongst others, RCCL as borrower, the Citi Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility in respect of m.v. “Wonder of the Seas” (ex Hull C34).

QUANTUM CLASS

1.    Quantum of the Seas: Facility agreement dated 8 June 2011 (as amended, supplemented and restated from time to time) in respect of m.v. “Quantum of the Seas” (builder’s hull no. S-697) entered into between, amongst others, RCCL as borrower, KfW IPEX-Bank GmbH as Hermes agent (in this capacity, the Hermes Agent), KfW IPEX-Bank GmbH as facility agent (in this capacity, the Facility Agent) and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of eighty per cent. (80%) of the Contract Price and one hundred per cent (100%) of the Hermes Fee (as such terms are defined therein).

Amendment No. 5 in respect of Hull 1402

2.    Anthem of the Seas: Facility agreement dated 8 June 2011 (as amended, supplemented and restated from time to time) in respect of m.v. “Anthem of the Seas” (builder’s hull no. S-698) entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of eighty per cent. (80%) of the Contract Price and one hundred per cent (100%) of the Hermes Fee (as such terms are defined therein).

3.    Ovation of the Seas: Facility agreement dated 31 March 2016 (as amended, supplemented and restated from time to time) in respect of m.v. “Ovation of the Seas” (builder’s hull no. S-699) entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of eighty per cent. (80%) of the Contract Price and one hundred per cent (100%) of the Hermes Fee (as such terms are defined therein).
4.    Spectrum of the Seas: Facility agreement dated 13 November 2015 (as amended, supplemented and restated from time to time) in respect of m.v. “Spectrum of the Seas” (builder’s hull no. S-700) entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of eighty per cent. (80%) of the Contract Price and one hundred per cent (100%) of the Hermes Fee (as such terms are defined therein),

5.    Odyssey of the Seas: A facility agreement dated 13 November 2015 (as amended, supplemented and restated from time to time including by an amendment agreement dated 30 April 2020) in respect of m.v. "Odyssey of the Seas" (builder's hull no. S-713) entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of eighty per cent. (80%) of the Contract Price and one hundred per cent (100%) of the Hermes Fee (as such terms are defined therein).

SOLSTICE CLASS

1.    Celebrity Solstice: Facility agreement dated 7 August 2008 (as amended, supplemented and restated from time to time, including by way of a supplemental agreement dated 23 April 2020) in respect of m.v. “Celebrity Solstice” (builder’s hull no. S-675) entered into between, amongst others, RCCL as borrower, the Hermes Agent, KfW IPEX-Bank GmbH as administrative agent (in this capacity, the Administrative Agent) and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of €412,000,000.

2.    Celebrity Equinox: Facility agreement dated 15 April 2009 (as amended, supplemented and restated from time to time) in respect of m.v. “Celebrity Equinox” (builder’s hull no. S-676) entered into between, amongst others, Royal Caribbean Cruises Ltd. (RCCL) as borrower, KFW IPEX-Bank GmbH as the Hermes Agent (in this capacity, the Hermes Agent), the Administrative Agent (in this capacity, the Administrative Agent) and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of €412,000,000.

3.    Celebrity Eclipse: Facility agreement dated 26 November 2009 (as amended, supplemented and restated from time to time) in respect of m.v. “Celebrity Eclipse” (builder’s hull no. S-677) entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Administrative Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of €420,000,000.
4.    Celebrity Silhouette: Facility agreement dated 27 February 2009 (as amended, supplemented and restated from time to time, including by way of a supplemental agreement dated 22 April 2020) in respect of m.v. “Celebrity Silhouette” (builder’s hull no. S-679) entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Administrative Agent and the banks
Amendment No. 5 in respect of Hull 1402

and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of €444,000,000.

5.    Celebrity Reflection: Facility agreement dated 19 December 2008 (as amended, supplemented and restated from time to time, including by way of a supplemental agreement dated 8 April 2020) in respect of m.v. “Celebrity Reflection” (builder’s hull no. S-691) entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Administrative Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of €485,600,000.

EDGE CLASS

1.    Celebrity Edge: Facility agreement dated 22 June 2016 (as novated, amended and restated pursuant to a novation agreement dated 22 June 2016, as further amended, supplemented and restated from time to time) entered into between, amongst others, RCCL as borrower, the Citi Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a US Dollar term loan facility in respect of m.v. “Celebrity Edge” (ex Hull J34).

2.    Celebrity Apex: Facility agreement dated 22 June 2016 (as novated, amended and restated pursuant to a novation agreement dated 22 June 2016, as further amended, supplemented and restated from time to time) entered into between, amongst others, RCCL as borrower, the Citi Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a US Dollar term loan facility in respect of m.v. “Celebrity Apex” (ex Hull K34).

3.    Celebrity Beyond: Facility agreement dated 24 July 2017 (as novated, amended and restated pursuant to a novation agreement dated 24 July 2017, as further amended, supplemented and restated from time to time) entered into between, amongst others, RCCL as borrower, the Citi Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility in respect of m.v. “Celebrity Beyond” (ex Hull L34).

Amendment No. 5 in respect of Hull 1402

ICON CLASS

1.    ICON 1: Facility agreement dated 11 October 2017 (as amended, supplemented and restated from time to time) in respect of the passenger cruise vessel with builder’s hull no. 1400 entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of eighty per cent. (80%) of the Contract Price and one hundred per cent (100%) of the Hermes Fee, the Finnvera Premium and (if applicable) the Finnvera Balancing Premium (as such terms are defined therein).

2.    ICON 2: Facility agreement dated 11 October 2017 (as amended, supplemented and restated from time to time) in respect of the passenger cruise vessel with builder’s hull no. 1401 entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of eighty per cent. (80%) of the Contract Price and one hundred per cent (100%) of the Hermes Fee, the Finnvera Premium and (if applicable) the Finnvera Balancing Premium (as such terms are defined therein).

3.    ICON 3: Facility agreement dated 18 December 2019 (as amended, supplemented and restated from time to time) in respect of the passenger cruise vessel with builder’s hull no. 1402 entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of eighty per cent. (80%) of the Contract Price and one hundred per cent (100%) of the Hermes Fee, the Finnvera Premium and (if applicable) the Finnvera Balancing Premium (as such terms are defined therein).

SILVERSEA SHIPS

1.    Evolution 1: Facility agreement dated as of 19 September 2019 (as amended, supplemented and restated from time to time) in respect of the passenger cruise vessel with builder's hull no. S-719 entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of eighty per cent (80%) of the Contract Price and one hundred per cent (100%) of the Hermes Fee (as such terms are defined therein).

2.    Evolution 2: Facility agreement dated as of 19 September 2019 (as amended, supplemented and restated from time to time) in respect of the passenger cruise vessel with builder's hull no. S-720 entered into between, amongst others, RCCL as borrower, the Hermes Agent, the Facility Agent and the banks and financial institutions listed therein as Lenders in relation to a term loan facility not exceeding the US dollar equivalent of eighty per cent (80%) of the Contract Price and one hundred per cent (100%) of the Hermes Fee (as such terms are defined therein).

The facility agreements listed in this Schedule 1, the Agreements.

Amendment No. 5 in respect of Hull 1402

Exhibit A
Form of Second Finnvera Guarantee

Amendment No. 5 in respect of Hull 1402

Confirmed form

Buyer Credit Guarantee Agreement BC [ ]

Whereas Finnvera has decided to grant, in accordance with the Act on the State’s Export Credit Guarantees (422/2001), the Buyer Credit Guarantee to the Guarantee Holder as security for the Credit, therefore Finnvera and the Guarantee Holder have agreed on the following:

1 Definitions

The definitions set out in the General Conditions for Buyer Credit Guarantees dated 1 March 2004 shall apply to this Guarantee Agreement, unless otherwise stated herein. Capitalised terms used in this Guarantee Agreement shall have the following meanings:

Borrower        Royal Caribbean Cruises Ltd., Liberia.

Buyer        the Borrower.

Buyer Credit Guarantee    the buyer credit guarantee agreed upon herein.

Contract Price    the contract price under the Delivery Contract, being maximum EUR 1,715,000,000 including change orders and owner’s supply items.

Credit        Finnvera Balancing Loan made available or to be made available to the Borrower under the Credit Agreement.

Credit Adjustment Spread
        means 0.42826%.

Credit Agreement    the credit agreement entered into on 18 December 2019 between the Borrower, the Original Lender and the Guarantee Holder acting as Facility Agent as amended, novated, supplemented or restated from time to time..

Delivery Contract    the shipbuilding contract concerning the Export Transaction entered into on 28 June 2019 between the Exporter and the Buyer (as amended from time to time).

Delivery Date    the date of delivery and acceptance of the Vessel under the Delivery Contract estimated to take place on 8 May 2025.

Export Transaction    the purchase and delivery of the Vessel to be built by the Exporter in Finland.

Exporter        Meyer Turku Oy, a company incorporated in Finland.

Finnvera Balancing Lender
        has the meaning given to it in the Credit Agreement.

Finnvera Balancing Loan
        has the meaning given to it in the Credit Agreement.

Guarantee Holder    KfW IPEX-Bank GmbH (for the benefit of itself as original Finnvera Balancing Lender and any new lender that will become a Finnvera Balancing Lender under Section 11.11.1 of the Loan Agreement), a company incorporated in Germany.

Guarantee Premium    the premium payable to Finnvera in accordance with Clause 5.1 below and calculated in accordance with the grid therein.

Hermes    Euler Hermes Aktiengesellschaft, Hamburg, acting in its capacity as representative of the Federal Republic of Germany in connection with the issuance of export credit guarantees.
Hermes Loan    the “Hermes Commitment Amount” and any subsequent “Hermes Loan” as such terms are defined in the Credit Agreement.
Pricing Grid
        has the meaning given to it in Clause 5.1.

Reference Rate    has the meaning given to it in the Credit Agreement.

Vessel        cruise vessel of approximately 242,900 GT with the Exporter´s Hull number 1402.

2 Credit Purpose and Terms

2.1 Purpose

The purpose of the Credit shall be financing of the Export Transaction and the Guarantee Premium.

2.2 Terms

The main terms of the Credit are as follows:

Principal        The principal amount of the Finnvera Balancing Loan such amount not to exceed the aggregate of (a) the lesser of (i) the USD equivalent of EUR 160,000,000 less 80% of the Eligible German Content Amount (if any) and (ii) the USD equivalent of EUR 160,000,000 less 5% of the aggregate commitments of the Lenders under the Credit Agreement; and (b) 100% of the Guarantee Premium.

The portion of the Credit for the purpose to finance the Guarantee Premium under Finnvera Balancing Loan shall, however, not exceed the lower of (i) the actual Guarantee Premium to be determined and be paid by the Borrower in accordance with Clause 5.1, and (ii) the Guarantee Premium determined by using the percentage specified in level 3 of the Pricing Grid.

Disbursement    The Credit shall be disbursed in one lump sum two (2) business days prior to the Expected Delivery Date (as defined in the Credit Agreement).

Repayment    The Credit shall be repaid in twenty-four (24) equal consecutive semi-annual instalments, the first instalment being due six (6) months from the date the Credit is disbursed.

Interest    (a) German CIRR Rate not higher than 3.69% or lower than 3.29% as determined in accordance with the Credit Agreement plus the applicable Margin of 0.20% p.a. or 0.20% p.a. to 0.50% p.a. (as the case may be); or (b) the aggregate of the Reference Rate; the Credit

Adjustment Spread; and the margin of 0.85% p.a.; If the aggregate of the Reference Rate and the Credit Adjustment Spread is less than zero, the Reference Rate will be deemed to be such a rate that the aggregate of the Reference Rate and the Credit Adjustment Spread is zero.

Default interest    Interest plus 3% p.a.

2.3 Security and Special Terms
[This Section 2.3 to be updated prior to delivery of the Vessel by aligning this Section with the then current and applicable terms under Section 2.3 (Security and Special Terms) of the Buyer Credit Guarantee Agreement BC 137-16/1.]

2.3.1 Security

The Guarantee Holder shall ensure that the Credit Agreement provides that the Borrower will not, and will not permit any of its subsidiaries to, create, incur, assume or suffer to exist any Lien (as defined in the Credit Agreement) upon any of its property, revenues or assets whether now owned or hereafter acquired, other than as permitted pursuant to the terms of the Credit Agreement.

The Guarantee Holder shall ensure that any future security (if any) to be provided for the Borrower’s obligations under the Credit Agreement shall secure the Borrower´s outstanding obligations on pro rata pari passu –basis between the Lenders (as defined in the Credit Agreement).

The Guarantee Holder shall ensure by agreeing with the Borrower an equal treatment undertaking that the structural credit enhancements to be created by and in relation to the guarantees as described in document [“Proposed Credit Enhancements and Carveouts” attached hereto as Schedule 3] (the “Proposal”) shall be implemented on pari passu basis with the other creditors covered by any Export Credit Agency guarantee.

2.3.2 Covenants, undertakings and events of default

2.3.2.1 General

The Credit Documents shall contain covenants, undertakings and events of default customary to this type of financing.

2.3.2.2 Financial Covenants

The Credit Documents shall contain at least the following financial covenants which shall apply to the Borrower and its subsidiaries on a consolidated basis and shall be measured on a quarterly basis.

The Borrower will not:

(i)    permit the Net Debt to Capitalization Ratio (as defined in the Credit Agreement) as at the end of any Fiscal Quarter (as defined in the Credit Agreement) to be greater than 0.625:1, except for the period from the Fiscal Quarter commencing 1 January 2022 until the end of the Fiscal Quarter ending 31 December 2024 where the Net Debt to Capitalization Ratio shall not be greater than as set below under column “Original ratio”.

Fiscal Quarter	Net Debt to Capitalization Ratio
	Fall-back ratio	Original ratio
On (and including) 1 January 2022 until (and including) 31 March 2022	0.775 to 1	0.775 to 1
On (and including) 1 April 2022 until (and including) 30 June 2022	0.775 to 1	0.775 to 1
On (and including) 1 July 2022 until (and including) 30 September 2022	0.775 to 1	0.775 to 1
On (and including) 1 October 2022 until (and including) 31 December 2022	0.750 to 1	0.750 to 1
On (and including) 1 January 2023 until (and including) 31 March 2023	0.750 to 1	0.725 to 1
On (and including) 1 April 2023 to (and including) 30 June 2023	0.750 to 1	0.725 to 1
On (and including) 1 July 2023 until (and including) 30 September 2023	0.750 to 1	0.700 to 1
On (and including) 1 October 2023 until (and including) 31 December 2023	0.750 to 1	0.700 to 1
On (and including) 1 January 2024 until (and including) 31 March 2024	0.725 to 1	0.700 to 1
On (and including) 1 April 2024 to (and including) 30 June 2024	0.700 to 1	0.700 to 1
On (and including) 1 July 2024 until (and including) 30 September 2024	0.675 to 1	0.675 to 1
On (and including) 1 October 2024 until (and including) 31 December 2024	0.650 to 1	0.650 to 1
On (and including) 31 March 2025 and thereafter	0.625 to 1	0.625 to 1

In case the Net Debt to Capitalization Ratio set out under column “Original ratio” appear overly stringent, the Borrower may apply for application of the ratios set out under column “Fall-back ratio”. The application of such ratios shall be subject to a separate consent from Finnvera and FEC.

(ii)    permit the Fixed Charge Coverage Ratio (as defined in the Credit Agreement) to be less than 1.25 to 1 as at the last day of any Fiscal Quarter;

(iii)    if, at any time, the Senior Debt Rating of the Borrower is less than Investment Grade as given by both Moody’s and S&P, permit Stockholders' Equity (as defined in the Credit Agreement) to be less than, as at the last day of any Fiscal Quarter, the sum of (I) the applicable Starting Threshold plus (II) 50% of the consolidated net income of the Borrower and its subsidiaries for the period commencing on 1 January 2007 and ending on the last day of the Fiscal Quarter most recently ended (treated for these purposes as a single accounting period but in any event excluding any Fiscal Quarters for which the Borrower and its subsidiaries have a consolidated net loss). For the purposes of this item (iii), the “Starting Threshold” shall mean, for each Fiscal Quarter:

a.    up to and ending on 30 September 2022, USD 3,000,000,000;

b.    up to and ending on 31 December 2022, USD 3,000,000,000;

c.    up to and ending on 31 March 2023, USD 3,000,000,000;

d.    up to and ending on 30 June 2023, USD 3,250,000,000;

e.    up to and ending on 30 September 2023, USD 3,500,000,000;

f.    up to and ending on 31 December 2023, USD 3,750,000,000;

g.    up to and ending on 31 March 2024, USD 4,000,000,000;

h.    up to (and including) 30 June 2024 and thereafter, USD 4,150,000,000;

For the purposes of determining Stockholders' Equity under the Credit Agreement:

(i)    for the Fiscal Quarter ended March 31, 2023, a maximum amount of USD1,150,000,000 of 4.25% Converted Debt (as defined in the Credit Agreement) can be included in Stockholders' Equity for the purposes of that Fiscal Quarter;

(ii)    each of the Borrower’s 4.25% Converted Debt and 2.875% Converted Debt (as defined in the Credit Agreement) may be included to calculation of the level of Stockholders’ Equity for each Fiscal Quarter for the period between 30 September 2022 until the end of the last full Fiscal Quarter to end prior to the then maturity date of each such indebtedness, whereafter only such amount of the respective convertible note actually converted into equity securities, may be included to calculation of the level of Stockholders’ Equity; and

(iii)    starting from 31 March 2020, one-time expenses (including, inter alia, prepayment penalties) relating to the refinancing of secured or guaranteed indebtedness, may be added back to Stockholders’ Equity, on the condition that such add-backs shall be treated similarly than, and be included to, the Add-Backs defined in the consent letter issued by Finnvera and FEC to the Facility Agent on 22 December 2021. In such consent is stated (as further detailed therein) that the Add-Backs shall be (i) reduced to zero immediately starting from the Fiscal Quarter ending on 30 September 2025, or, if so consented by the Export Credit Agencies, (ii) phased out by 25 percentage point per annum starting from the Fiscal Year 2025 (meaning that for the Fiscal Year 2028, the Add Backs would not be applicable).

2.3.2.3 Framework and Covenant Suspension Period

The financial covenants shall, during the Covenant Suspension Period (as defined below), continue to be tested in accordance with the terms of the Existing Credit Agreement, and the reporting of the financial covenants shall be made in accordance with the Credit Agreement, but (subject to paragraphs 1.2 and 2.2 of the “Debt Deferral Extension Framework” attached hereto as Schedule 2 (the “Framework”)) any breach of such financial covenants shall not result in any Event of Default or other mandatory prepayment event solely as a result of any such breach of the financial covenants until and including 31 December 2022 (the “Covenant Suspension Period”), unless the Borrower has entered into all-lender restructuring or moratorium, customary bankruptcy or insolvency proceedings; for the avoidance of doubt, the Covenant Suspension Period shall be applied to all loans under the Credit Agreement.

Notwithstanding to what is set forth above under this Clause 2.3.2.3, the Covenant Suspension Period shall cease with immediate effect in the event the Borrower pays dividends, or any other distributions to its shareholders (“Restricted Payments” as set out in the Credit Agreements) except for (x) dividends or other distributions with respect to its Equity Interests (as defined in the Credit Agreement) payable solely in additional shares of its Equity Interests or options to purchase Equity Interests, (y) Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans (including with respect to performance shares issued in the ordinary course of business) for present or former officers, directors, consultants or employees of the Borrower in the ordinary course of business consistent with past practice and (z) the payment of cash in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exercisable for Equity Interests of the Borrower prior to the end of the Covenant Suspension Period.
The Borrower shall report to Finnvera according to the Annex of the Framework “Debt Deferral Extension – Regular Monitoring Requirements” and provide any other information Finnvera may ask as a relevant update information of the Borrower.
The terms and conditions of Framework and the Proposal shall be implemented to the Credit Agreement in a manner acceptable to Finnvera.

The Borrower shall undertake to use its best endeavors fullfilling its obligations under its existing shipbuilding contracts with the Finnish yard (i.e., the Borrower shall not unreasonably, unduly, and without consultation delay instalments and scheduled vessel deliveries and shall work reasonably together with the yard to resolve any crisis-related construction delays) and to negotiate with the yard possible changes to the shipbuilding contracts in good faith and on best effort basis.

3 Applicable Conditions

3.1 General Conditions

The General Conditions shall apply to the Buyer Credit Guarantee. The parties hereto accept the provisions of the General Conditions as part of this Guarantee Agreement with the same force and effect as they were fully set forth herein subject to exceptions and amendments set out in this Guarantee Agreement. In the event of any inconsistency between this Guarantee Agreement and the General Conditions, the terms of this Guarantee Agreement shall prevail.

3.1.1 Clarification of Clause 16.2 c)

Notwithstanding what is stated in Clause 16.2 c) of the General Conditions, Finnvera shall not be released from liability to pay indemnification although the Guarantee Holder has disclosed to Finnvera false or misleading information, provided that such information was sourced from a third party and conforms to that received by the Guarantee Holder, and provided further that the Guarantee Holder has proven, to the reasonable satisfaction of Finnvera, that the Guarantee Holder has diligently and carefully assessed the adequacy and accuracy of such information upon receipt and before disclosing the same to Finnvera.

3.1.2 Clarification of Clause 19

Notwithstanding what is stated in Clause 19 of the General Conditions and pursuant to the Act on the State-Owned Specialist Financing Company (443/1998) payments owing to Finnvera in connection with credits, guarantees or other contingent liabilities provided by Finnvera and any default interest on such payments may be recovered by way of distraint without judgment or decision, as provided in the Act on Execution of Taxes and Fees (706/2007 as amended).

3.1.3 Clarification of Clause 21.2

In addition to, what has been stated in Clause 21.2 of the General Conditions, Finnvera reserves a right, at its sole discretion to reinsure from a third party in part or wholly the risk related to this Buyer Credit Guarantee. It is expressly acknowledged by the Guarantee Holder that it shall ensure that the Credit Documents conform to the extent necessary with the above requirement. It is further acknowledged that such reinsurer may seek reinsurance for its obligations.

3.2 Special Conditions

3.2.1 Know Your Customer -checks

The Guarantee Holder shall perform and comply with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the financing of the Export Transaction and become satisfied with such findings and results accordingly. The Guarantee Holder shall notify Finnvera if carrying out such checks in relation to the Credit it becomes aware of any such thing that could have an adverse effect to the financing of the Export Transaction or that might have a negative impact on Finnvera or FEC.

3.2.2 Decisions, Amendments and Waivers

Where the Guarantee Holder (acting in any capacity) receives a request for any material amendment, consent or waiver under the Credit Documents, the Guarantee Holder shall ask Finnvera’s consent in respect of any such material amendment, consent or waiver (which consent shall not be unreasonably withheld or delayed). Finnvera is entitled to instruct the Guarantee Holder and the Finnvera Balancing Lenders how to exercise their rights regarding the Credit under the Credit Documents. The Guarantee Holder and the Finnvera Balancing Lenders shall comply with the written instructions and notices given by Finnvera and shall not exercise any rights under the Credit Documents in a manner inconsistent with such written instructions and notices of Finnvera, provided that any such instruction do not oblige the Guarantee Holder or the Finnvera Balancing Lenders to act outside of or contrary to or in breach of their obligations under or the powers and authority conferred on them (acting in any capacity) under the Credit Documents. For avoidance of doubt, nothing in this Clause 3.2.2 shall affect the obligations of the Guarantee Holder under Clause 4.2 of the General Conditions.
3.2.3 Conformity of Credit Agreement

The Guarantee Holder shall ensure that the Credit Agreement conforms to this Guarantee Agreement at the time of execution of the Credit Agreement and the Guarantee Holder shall be liable for such inconsistencies that may arise between this Guarantee Agreement and the Credit Agreement.

3.2.4 Disbursement

Notwithstanding Clause 4.7 of the General Conditions, funds may be disbursed as set forth in Section 2.5 of the Credit Agreement.

3.2.5 Costs and Expenses

The Guarantee Holder shall on behalf of Finnvera charge from the Borrower all out-of pocket cost and expenses (including but not limited to legal fees) incurred by Finnvera in connection with the preparation, negotiation and execution of the Buyer Credit Guarantee and this Guarantee Agreement, the Credit Documents and any related document and/or instrument.

3.2.6 Material Increase of Risk

Pursuant to Clause 6.1 of the General Conditions Finnvera shall be entitled to act and take certain measures as described in such Clause 6.1 in case the risk of Loss has materially increased as compared against the circumstances prevailing at the time of issuing the Guarantee Agreement. Notwithstanding the provisions of Clause 6.1 of the General Conditions, the following shall apply:

(a)     for the period prior to disbursement of the Credit, the risk of Loss will have been deemed to have materially increased since the date of issuing the Guarantee Agreement only if there occurs a material adverse change in the financial condition of the Borrower or other material adverse event or circumstance which is likely, in the reasonable opinion of Finnvera, to result in the Borrower being unable to perform its payment obligations in relation to the Credit as they fall due. In measuring the financial condition of the Borrower in the sense of its ability to repay the Credit, the fulfilment of the financial covenants set forth in Clause 2.3.2 hereinbefore shall be taken into account. In the circumstances referred to in this Clause 3.2.10 (a), the Guarantee Holder and Finnvera shall discuss with the Borrower in good faith and within a reasonable time period with a view to determining measures that might be taken by the Borrower, then or in the future, to eliminate these circumstances. The type of measures to be taken in order to avoid or limit the Loss and the decisions in relation to such measures shall be determined in accordance with Clause 6.1. of the General Conditions; and

(b)     for the period following disbursement of the Credit, Finnvera shall, when exercising its rights under Clause 6.1. of the General Conditions, not have the right to decide on acceleration of the Credit or other measures unless acceleration or such other measures are permitted in accordance with the terms contained in the Credit Agreement.  In no event shall Clause 6.1 of the General Conditions grant to Finnvera or any Lender any right or remedy against the Borrower other than as set forth in the Credit Documents.

3.2.7 Confidentiality

The following shall be added at the end of Clause 21.1 of the General Conditions: “, in which case Finnvera shall require a confidentiality undertaking from any such external adviser if such adviser is not bound by sufficient confidentiality obligation under the law.”

4 Limits of Finnvera’s Liability

4.1 Guaranteed Receivables

Finnvera’s liability to pay any indemnification under the Buyer Credit Guarantee is limited to the Guaranteed Receivables. To prevent uncertainty, the Buyer Credit Guarantee does not cover any other payment obligations arising under or in connection with the Credit Documents than the Guaranteed Receivables or those specified in Clause 11.1 of the General Conditions. Subject to Clause 10 of the General Conditions, the Guaranteed Receivables are the following receivables under the Credit:

Principal    The principal amount of the Finnvera Balancing Loan such amount not to exceed the aggregate of (a) the lesser of (i) the USD equivalent of EUR 160,000,000 less 80% of the Eligible German Content Amount (if any)

and (ii) the USD equivalent of EUR 160,000,000 less 5% of the aggregate commitments of the Lenders under the Credit Agreement; and (b) 100% of the Guarantee Premium.

The portion of the Credit for the purpose to finance the Guarantee Premium under Finnvera Balancing Loan shall, however, not exceed the lower of (i) the actual Guarantee Premium to be determined and be paid by the Borrower in accordance with Clause 5.1, and (ii) the Guarantee Premium determined by using the percentage specified in level 3 of the Pricing Grid.

Interest    (a) German CIRR Rate not higher than 3.69% or lower than 3.29% as determined in accordance with the Credit Agreement plus the applicable Margin of 0.20% p.a. or 0.20% p.a. to 0.50% p.a. (as the case may be); or (b) the aggregate of the Reference Rate; the Credit Adjustment Spread; and the margin of 0.85% p.a.; . If the aggregate of the Reference Rate and the Credit Adjustment Spread is less than zero, the Reference Rate will be deemed to be such a rate that the aggregate of the Reference Rate and the Credit Adjustment Spread is zero.

Default interest    Interest plus 2% p.a.

4.2 Percentage of Cover and Residual Risk

The Percentage of Cover is:

Commercial Risk    95%
Political Risk        95%

For the avoidance of doubt, the Buyer Credit Guarantee does not cover the Hermes Loan or the FEC Loan (as defined in the Credit Agreement).

5 Premium and Fees

5.1 Guarantee Premium

The Guarantee Premium will be paid on up-front flat basis on the actual amount of the Credit on the date of disbursement in accordance with the grid as specified below (the “Pricing Grid”):

	Level 1	Level 2	Level 3	Level 4	Level 5	Level 6	Level 7	Level 8	Level 9
BASIS FOR PRICING	Senior Debt Rating of A- by Standard & Poor’s Or A3 By Moody’s (or higher)	Senior Debt Rating of BBB+ by Standard & Poor's Or Baa1 By Moody's	Senior Debt Rating of BBB by Standard & Poor's Or Baa2 By Moody's.	Senior Debt Rating of BBB- by Standard & Poor's Or Baa3 By Moody's.	Senior Debt Rating of BB+ by Standard & Poor's Or Ba1 By Moody's.	Senior Debt Rating of BB by Standard & Poor's Or Ba2 By Moody's.	Senior Debt Rating of BB- by Standard & Poor's Or Ba3 By Moody's.	Senior Debt Rating of B+ by Standard & Poor's Or B1 By Moody's.	Senior Debt Rating of B by Standard & Poor's Or B2 By Moody's (or lower)
Premium Rate – ICON 3	2.00%	2.25%	2.52%	2.83%	3,18%	3,57%	4,00%	5,02%	6,36%

The amount of the Guarantee Premium is equal to the product of the percentage specified in the foregoing Pricing Grid listed below the Senior Debt Rating as of the Premium Measurement Date (defined in the Credit Agreement to be the date falling 30 days prior to the date of expected disbursement of the Credit) and the principal amount of the Finnvera Balancing Loan in Dollars.
For purposes of the foregoing:
“Senior Debt Rating” means, as of any date, (a) the implied senior debt rating of the Borrower for debt pari passu in right of payment and in right of collateral security with the obligations of the Borrower arising under or in connection with the Credit Agreement as given by Moody’s and S&P or (b) in the event the Borrower receives an actual unsecured senior debt rating (apart from an implied rating) from Moody’s and/or S&P, such actual rating or ratings, as the case may be (and in such case the Senior Debt Rating shall not be determined by reference to any implied senior debt rating from either agency). For purposes of the foregoing, (i) if only one of S&P and Moody’s shall have in effect a Senior Debt Rating, the applicable Guarantee Premium shall be determined by reference to the available rating; (ii) if neither S&P nor Moody’s shall have in effect a Senior Debt Rating, the applicable Guarantee Premium will be set in accordance with Level 4 of the Pricing Grid, unless (A) the Borrower has obtained from at least one of such agencies a private implied rating for its senior debt as of the Premium Measurement Date or (B) having failed to obtain such private rating as of the Premium Measurement Date, the Borrower and Finnvera shall have agreed within 10-days of the Premium Measurement Date on an alternative rating method, which agreed alternative shall apply for the purposes of this Agreement; (iii) if the ratings established by S&P and Moody’s shall fall within different levels, the applicable Premium Rate shall be based upon the higher rating unless such ratings differ by two or more levels, in which case the applicable level will be deemed to be one level below the higher of such levels; and (iv) if S&P or Moody’s shall change the basis on which ratings are established, each reference to the Senior Debt Rating announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be.
The Guarantee Premium shall be paid in full on the date of the disbursement of the Credit.

Notwithstanding what is stated in Clause 4.1 of the General Conditions, the Guarantee Premium shall be paid by the Facility Agent, as defined in the Credit Agreement, directly to Finnvera in accordance with the Credit Agreement. For the sake of clarity, the Guarantee Premium payment shall not therefore be transferred through the Guarantee Holder’s account. Furthermore, it is understood by the parties to this Guarantee Agreement that even though the payment shall be made in the aforementioned manner, the Guarantee Holder shall remain responsible for the payment of the Guarantee Premium.

Finnvera does not in principle refund the Guarantee Premium. However, in the event of voluntary prepayment all or part of the Credit prior to final maturity of the Credit, Finnvera shall, subject to a request by the Guarantee Holder, partly refund the premium in accordance with the following principle:

0.8*d*b*c

b = the remaining average maturity of the Credit at the time of the prepayment
c = the principal amount of the prepayment
d = the up-front flat Guarantee Premium converted into a per annum based premium

Clarification of the formula:
- the '0.8' in the formula above refers to the fact that 20% of the flat premium will be retained and will not be refundable
- the d in the formula above is derived as follows: Guarantee Premium/6.25=d, where Guarantee Premium is the up-front flat premium and 6.25 is the average maturity of a loan with a 12 year OECD repayment profile.

The Guarantee Holder shall inform Finnvera of the Borrower’s intention to prepay the Credit and the request to partly refund the Guarantee Premium promptly upon becoming aware of the same.

Any refund of the Guarantee Premium shall be subject to (i) there not having been any claims for indemnification under the Buyer Credit Guarantee up to the date of refund payment by Finnvera; and (ii) irrevocable release of Finnvera from any liability under the Guarantee Agreement in respect of the portion of the Credit repaid. Finnvera shall pay the refundable portion of the Guarantee Premium to the Guarantee Holder within 14 days after due receipt of the release letter, addressed to Finnvera.

The Guarantee Holder shall, promptly upon receipt of the same, pay to the Borrower an amount equal to the refunded part of Guarantee Premium without any set-off or counterclaim.

5.2 Other Costs and Expenses

In the event that the Guarantee Holder requests Finnvera’s consent and/or opinion to an amendment or a waiver under the Credit Documents, Finnvera has the right to charge, in addition to the Handling Fee for such consent or opinion, reasonable costs and expenses incurred in evaluating and complying with such request.

The Guarantee Holder shall on behalf of Finnvera charge the Borrower for:

(i)     all reasonable out-of-pocket costs and expenses incurred by Finnvera in connection with possible rearrangements of the Credit; and
(ii)    all out-of-pocket costs and expenses relating to recovery procedures;

and in each case promptly pay to Finnvera all such amounts received from the Borrower.

5.3 Payments Free and Clear of Deductions or Withholdings

All payments to be made to or for the benefit of Finnvera pursuant to the terms of this Guarantee Agreement shall be made free and clear of and shall be paid without any deductions or withholdings whatsoever.

6 Language and Contact Information

All communication under this Guarantee Agreement shall be in English and addressed as follows:

The Guarantee Holder     KfW IPEX-BANK GmbH
Address        Palmengartenstrasse 5-9
D-60325 Frankfurt am Main
Germany
        Maritime Industries
Telefax        +49 (69) 7431 3768
email:        ole_christian.sande@kfw.de
With a copy to:     Credit Operations
        Facsimile No.: +49 (69) 7431 9376

Finnvera        Finnvera plc
        Large Corporates
        Mikko Pitkänen/Samuli Kraama
        P.O. Box 1010
        FI-00101 Helsinki
        Finland
        Telefax +358 29 460 2774

        Registered Domicile Kuopio, Finland
        Business ID 1484332-4

7 Execution

This Guarantee Agreement has been executed in two (2) original copies, one for each party.

The Guarantee Holder shall return a signed copy of this Guarantee Agreement to Finnvera not later than ___ 20[ ].

The Guarantee Holder hereby accepts and agrees to the terms of this Guarantee Agreement and acknowledges further, that together with its copy of this Guarantee Agreement it has received a copy of the General Conditions.

[Signatures to follow]

Helsinki, ___ 20[ ]

Finnvera plc

_____________________        _____________________
Name:                    Name:
Title:            Title:

_____________________
Place and Date

KfW IPEX BANK GmbH

_____________________            _____________________
(Duly signed by the Guarantee Holder)     (Duly signed by the Guarantee Holder)
Name:                        Name:
Title:            Title:

Appendices
General Conditions for Buyer Credit Guarantees dated 1 March 2004
“Debt Deferral Extension Framework” for ECA-Backed Export Financings (Schedule 2)
Proposed Credit Enhancements and Carveouts (Schedule 3)

SIGNATORIES
Amendment No. 5 in respect of Hull 1402
Borrower
Royal Caribbean Cruises Ltd.    ) /S/ JAMES WICKHAM
Name: James Wickham    )
Title: Attorney-in-fact    )

Facility Agent
KfW IPEX-Bank GmbH    ) /S/ DELPHINE DEROCHE and OLE CHRISTIAN SANDE
Name:    ) Delphine Deroche         Ole Christian Sande
Title:    ) Director            Vice President

Hermes Agent
KfW IPEX-Bank GmbH    ) /S/ DELPHINE DEROCHE and OLE CHRISTIAN SANDE
Name:    ) Delphine Deroche         Ole Christian Sande
Title:    ) Director            Vice President

Lenders
Finnish Export Credit Ltd    ) /S/ PIA PELTONIEMI
Name: Pia Peltoniemi    )
Title: CEO    )

KfW IPEX-Bank GmbH    ) /S/ DELPHINE DEROCHE and OLE CHRISTIAN SANDE
Name:    ) Delphine Deroche         Ole Christian Sande
Title:    ) Director            Vice President

Amendment No. 5 in respect of Hull 1402

Mandated Lead Arranger
KfW IPEX-Bank GmbH    ) /S/ DELPHINE DEROCHE and OLE CHRISTIAN SANDE
Name:    ) Delphine Deroche         Ole Christian Sande
Title:    ) Director            Vice President

Amendment No. 5 in respect of Hull 1402